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                                                                    EXHIBIT 99.1

                           MOODY'S LOWERS DEBT RATING
                Company Disappointed by Bottom-of-Cycle Downgrade

LATROBE, PA., MARCH 21, 2002 - KENNAMETAL INC. (NYSE: KMT) SAID TODAY THAT MOODY'S INVESTOR SERVICES' LOWERING OF THE COMPANY'S SENIOR UNSECURED DEBT RATING FROM BAA3, WITH A NEGATIVE OUTLOOK, TO BA1, WITH A STABLE OUTLOOK, IS NOT EXPECTED TO MATERIALLY AFFECT THE COMPANY'S ACCESS TO CAPITAL OR COST OF FINANCING.

"ALTHOUGH MOODY'S RECENTLY INDICATED ITS INTENTION TO TAKE THIS STEP, WE ARE NEVERTHELESS PUZZLED WITH THE RATIONALE AND TIMING OF THE REVISION," SAID CHIEF FINANCIAL OFFICER NICK GRASBERGER. "THE SIGNIFICANT IMPROVEMENT IN OUR BALANCE SHEET OVER THE PAST THREE YEARS AND THE RECENT UPTURN IN LEADING ECONOMIC INDICATORS SUPPORTS GROWTH EXPECTATIONS FOR LATER IN THE YEAR."

SPECIFICALLY, MAJOR ACCOMPLISHMENTS INCLUDE:

o    DEBT REDUCED BY 40% OVER THE PAST THREE YEARS

o    FREE OPERATING CASH FLOW IN EXCESS OF $100 MILLION EACH OF THE PAST THREE
     YEARS

o    STRONG FINANCIAL PERFORMANCE RELATIVE TO PEERS IN A WEAK ECONOMIC
     ENVIRONMENT

o    EXECUTIVE COMPENSATION TIED TO CASH FLOW AND BALANCE SHEET PERFORMANCE

THE COMPANY REITERATED ITS COMMITMENT TO A CONSERVATIVE CAPITAL STRUCTURE THROUGH CONTINUED STRONG CASH FLOW GENERATION AND DISCIPLINED BALANCE SHEET MANAGEMENT.

THIS RELEASE CONTAINS "FORWARD-LOOKING STATEMENTS" AS DEFINED BY SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED IN THE FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY INCLUDE, BUT ARE NOT LIMITED TO, THE IMPACT OF THE TERRORIST ATTACKS ON SEPTEMBER 11, 2001 AND THEIR AFTERMATH, THE EXTENT THAT GLOBAL ECONOMIC CONDITIONS DETERIORATE OR DO NOT IMPROVE MATERIALLY IN THE SECOND HALF OF CALENDAR 2002, RISKS ASSOCIATED WITH INTEGRATING AND DIVESTING BUSINESSES, DEMANDS ON MANAGEMENT RESOURCES, RISKS ASSOCIATED WITH INTERNATIONAL MARKETS SUCH AS CURRENCY EXCHANGE RATES AND SOCIAL AND POLITICAL ENVIRONMENTS, COMPETITION, COMMODITY PRICES, DEMAND FOR AND MARKET ACCEPTANCE OF NEW AND EXISTING PRODUCTS, RISKS ASSOCIATED WITH THE IMPLEMENTATION OF RESTRUCTURING PLANS AND ENVIRONMENTAL REMEDIATION, AS WELL AS OTHER RISKS AND UNCERTAINTIES INCLUDING THOSE DETAILED FROM TIME TO TIME IN THE FILINGS OF THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY RELEASE ANY REVISIONS TO FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES OCCURRING AFTER THE DATE HEREOF.

KENNAMETAL INC. ASPIRES TO BE THE PREMIER TOOLING SOLUTIONS SUPPLIER IN THE WORLD WITH OPERATIONAL EXCELLENCE THROUGHOUT THE VALUE CHAIN AND BEST-IN-CLASS MANUFACTURING AND TECHNOLOGY. KENNAMETAL STRIVES TO DELIVER SUPERIOR SHAREOWNER VALUE THROUGH TOP-TIER FINANCIAL PERFORMANCE. THE COMPANY PROVIDES CUSTOMERS A BROAD RANGE OF TECHNOLOGICALLY ADVANCED TOOLS, TOOLING SYSTEMS AND ENGINEERING SERVICES AIMED AT IMPROVING CUSTOMERS' MANUFACTURING COMPETITIVENESS. WITH APPROXIMATELY 12,000 EMPLOYEES WORLDWIDE, THE COMPANY'S FISCAL 2001 ANNUAL SALES WERE $1.8 BILLION, WITH A THIRD COMING FROM SALES OUTSIDE THE UNITED STATES. KENNAMETAL IS A FIVE-TIME WINNER OF THE GM "SUPPLIER OF THE YEAR" AWARD AND IS REPRESENTED IN MORE THAN 60 COUNTRIES. KENNAMETAL OPERATIONS IN EUROPE ARE HEADQUARTERED IN FURTH, GERMANY. KENNAMETAL ASIA PACIFIC OPERATIONS ARE HEADQUARTERED IN SINGAPORE. FOR MORE INFORMATION, VISIT THE COMPANY'S WEB SITE AT WWW.KENNAMETAL.COM

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